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                                                                      EXHIBIT 21


Exhibit 21.  Subsidiaries of Registrant.

          University Bank, a Michigan state chartered bank.

          Michigan BIDCO, Inc., a Michigan Corporation (4.84% owned by the
              Corporation and 75.27% owned by the Bank)

          Midwest Loan Services, Inc., a Michigan Corporation (80% owned by
              Bank)

          University Insurance & Investment Services, Inc., a Michigan
              Corporation (100% owned by Bank)


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